UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 1, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 1, 2007, IA Global, Inc.’s subsidiary Global Hotline, Inc. (“GHI”) entered into an Agreement with KDDI Network and Solutions, a Japanese company (“KDDI”). Pursuant to this Agreement, which is governed by the Business Outsourcing Basic Agreement entered into in September 2004, GHI has agreed to sell telephone products on behalf of KDDI. GHI will be paid an hourly rate, with payment due in 30 days after the month billed. The Agreement covers the period January 1, 2007 thru March 31, 2007, but is renewable for an additional 3 month period. The Company expects this Agreement to result in significant revenues. The Agreement maybe cancelled under certain conditions.

A copy of the Agreement described above will be filed as an exhibit to the Company’s Form 10-K Annual Report for the twelve months ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: January 12, 2007

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer